UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2010

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On December 14, 2010, Align Technology, Inc. (the “Company”) and Comerica Bank entered into Amendment No. 7 (the “Amendment”) to the Amended and Restated Loan and Security Agreement dated as of December 16, 2005, as previously amended (the “Credit Agreement”). The Amendment amends the Credit Agreement to, among other things, (i) increase the available borrowings under the revolving line of credit from $25,000,000 to $30,000,000 and (ii) extend the maturity of the Credit Agreement from December 16, 2010 to December 31, 2012; and (iii) in the event Align’s unrestricted cash deposited at Comerica Bank is less than $55,000,000, the unused facility fee will increase from 0.050% per quarter to 0.125% per quarter.

As of the date of this Current Report on Form 8-K, the Company has no outstanding borrowings under the Amended Credit Agreement. The foregoing description of the Amendment is qualified in its entirety by the Seventh Amendment to the Amended and Restated Loan and Security Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Amendment to Credit Agreement

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporate herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Seventh Amendment to Amended and Restated Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2010	ALIGN TECHNOLOGY, INC.

	By:	/S/ ROGER E. GEORGE
Roger E. George Vice President, Corporate and Legal Affairs, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Seventh Amendment to Amended and Restated Loan and Security Agreement